UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 27, 2005, the Management Development and Compensation Committee (the "Committee") of the Board of Directors of Harris Corporation (the "Company") approved a cash bonus payment for fiscal 2005 to Howard L. Lance, the Company’s Chairman, President and Chief Executive Officer. Cash bonus payments for fiscal 2005 to the Company’s other named executive officers (as defined in Item 402(a)(3) of Regulation S-K) and to certain other officers of the Company were also determined effective July 27, 2005, based upon the issuance of the Company’s financial statements for fiscal 2005, which ended July 1, 2005. Cash bonus payments for fiscal 2005, which were paid in fiscal 2006, were made under the Company’s Annual Incentive Plan pursuant to performance criteria established by the Committee early in fiscal 2005. The pre-established performance criteria included earnings per share, revenue and/or operating income results. Cash bonus payments to the named executive officers were as follows:

Name; Principal Position and Amount of Fiscal 2005 Cash Bonus

Howard L. Lance,
Chairman, President and Chief Executive Officer
$1,308,320

Bryan R. Roub
Senior Vice President and Chief Financial Officer
$ 475,984

Robert K. Henry,
Senior Vice President and President,
Government Communications systems Division
$ 440,849

Nick E. Heldreth,
Vice President-Human Resources and
Corporate Relations
$ 267,194

Chester A. Massari, President
RF Communications Division
$ 248,886

The Company intends to provide additional information regarding the compensation paid to the named executive officers for fiscal 2005 in the proxy statement for the Company’s 2005 Annual Meeting of Shareholders, which proxy statement is expected to be filed with the Securities and Exchange Commission in September 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 1, 2005	By:	/s/ Bryan R. Roub

Name: Bryan R. Roub
Title: Sr. Vice President and Chief Financial Officer